Exhibit 10.8.2

AMENDMENT II TO
EXCLUSIVE DISTRIBUTOR AGREEMENT

This Amendment II is entered into this 14th day of February, 2002 by and between Nassda Corporation located at 2975 Scott Blvd., Suite 110, Santa Clara, CA 95054 U.S.A. (“Company”) and Marubeni Solutions Corporation located at Higashi 1-26-20, Shibuya-ku, Tokyo 150-0011, Japan (“Distributor”).

WHEREAS, Company and Distributor entered into an Exclusive Distributor Agreement dated October 1, 1999 (“Distributor Agreement”), under which Distributor distributes certain software products produced by Company (“Software”);

AND WHEREAS, Company and Distributor desire to amend certain aspects of Distributor Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.	Effective Date
This Amendment II shall be effective on February 14, 2002.

2.	End-user Customer Evaluation of Software
It is customary for prospective end-user customers to request an evaluation of the Software from time to time prior to making a commitment to purchase. Each evaluation may last for a few months. Therefore, in order to clearly define each party’s rights and obligations, each prospective end-use customer needs to enter into an evaluation agreement with Distributor for use of the Software during evaluation.

3.	Amendments
Section 4.7 of the Distributor Agreement is added with the following:

4.7
Software Evaluation Agreement.    To protect the intellectual property rights of Company, Distributor shall enter into an agreement in Japanese with Distributor’s prospective customer for the purpose of evaluating Software (“Evaluation Agreement”), in which Distributor shall contain the provisions at its option, with reference to the applicable Company’s standard Confidential Disclosure and Software Evaluation Agreement (“CDSE Agreement”) attached as Schedule D, but at least limitation on copy, restriction to usage, reverse-engineering or reverse-assemble and ownership of Software including the patents, copyrights and other intellectual property rights applicable thereto. Distributor may include any other terms and conditions in the Evaluation Agreement, provided that such terms and conditions, 1) are, except for the extend required by any applicable law in the Territory, consistent with the terms and condition set forth in the CDSE Agreement, 2) do not expand Company’s obligations beyond those set forth in the CDSE Agreement, and 3) do not authorize Distributor to incur any liabilities, obligations or commitments on behalf of the Company. Only after Evaluation Agreement has been entered into between Distributor’s prospective customers and Distributor, Distributor may then provide Software and Software license keys to such prospective customers for evaluation. Distributor shall keep the such Evaluation Agreement up-to-date and shall make such Evaluation Agreement available to Company and Distributor’s premises during regular business hours not more than twice a year.

4.	Surviving Provisions
Except as expressly provided herein, all terms and conditions of the Distributor Agreement, as amended by the Amendment dated November 21, 2000, shall remain in effect and full force.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment II to be executed in duplicate by their fully authorized officers or representatives on the day and year first written above.

NASSDA CORPORATION	MARUBENI SOLUTIONS CORPORATION

/S/ TAMMY LIU	/S/ MASABUMI DOI
Authorized Signature	Authorized Signature

By:	Tammy Liu	By:	Masabumi Doi

Its:	CFO	Its:	General Manager

Date:	February 28, 2002	Date:	February 22, 2002